EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2007, in Post-effective Amendment No. 7 to the Registration Statement (Form S-11 No. 333-108426) and related Prospectus of Boston Capital Real Estate Investment Trust, Inc.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2007